Exhibit 99.1

Raytheon Company
Global Headquarters
Waltham, Mass.

Investor Relations Contact
Todd Ernst
781.522.5141

Media Contact
Corinne Kovalsky
781.522.5899
For Immediate Release

Raytheon Reports Strong Fourth Quarter and Full-Year 2017 Results

•	Strong bookings of $8.5 billion in the quarter and $27.7 billion for the year; book-to-bill ratio of 1.26 in the quarter and 1.09 for the year

•	Fourth quarter net sales of $6.8 billion, up 8.0 percent; full-year net sales of $25.3 billion, up 5.1 percent for the year

•
Strong operating cash flow from continuing operations of $1.6 billion in the quarter and $2.7 billion for the year, after a $1.0 billion pretax discretionary pension plan contribution in the fourth quarter, which was not in prior guidance

•
Fourth quarter EPS from continuing operations of $1.35 and full-year EPS from continuing operations of $6.94; both periods included an unfavorable $0.59 impact from the enactment of the Tax Cuts and Jobs Act of 2017 and $0.09 impact from the discretionary pension contribution

__________________________________________________________________________________________________

WALTHAM, Mass., (January 25, 2018) - Raytheon Company (NYSE: RTN) today announced net sales for the fourth quarter 2017 of $6.8 billion, up 8.0 percent compared to $6.3 billion in the fourth quarter 2016. Fourth quarter 2017 EPS from continuing operations was $1.35 compared to $1.87 in the fourth quarter 2016. Fourth quarter and full-year 2017 included an unfavorable $0.59 provisional tax-related impact due to the enactment of the Tax Cuts and Jobs Act of 2017.
In addition, the company made a $1.0 billion pretax discretionary pension plan contribution in the fourth quarter 2017, which had an unfavorable tax-related EPS impact of $0.09 and was not included in the company’s prior guidance. The company made a $500 million pretax discretionary pension plan contribution in the fourth quarter 2016, which had an unfavorable tax-related EPS impact of $0.04.
Net sales in 2017 were $25.3 billion, up 5.1 percent compared to $24.1 billion in 2016. Full-year 2017 EPS from continuing operations was $6.94 compared to $7.55 for the full-year 2016.
“Raytheon delivered record sales and strong cash flow in 2017 reflecting the continued hard work and dedication of the Raytheon team,” said Thomas A. Kennedy, Raytheon Chairman and CEO. “Bookings strength across our broad portfolio of proven technology solutions positions the company well for the future.”
The company generated strong operating cash flow for both the fourth quarter and full-year. Operating cash flow from continuing operations for the fourth quarter 2017 and full-year 2017 was $1.6 billion and $2.7 billion, respectively, after making the $1.0 billion pretax discretionary cash contribution to the company’s pension plans.

Operating cash flow from continuing operations for the fourth quarter 2016 and full-year 2016 was $1.1 billion and $2.9 billion, respectively, after making the $500 million pretax discretionary pension contribution. Operating cash flow in the fourth quarter and full-year 2017, excluding the $1.0 billion pretax discretionary pension contribution, was better than the company’s prior guidance primarily due to favorable collections.
In the fourth quarter 2017, the company repurchased 0.5 million shares of common stock for $100 million. For the full-year 2017, the company repurchased 4.9 million shares of common stock for $800 million. Also, as previously announced in November 2017, the company’s Board of Directors authorized the repurchase of up to an additional $2.0 billion of the company’s outstanding common stock.
The company had bookings of $8.5 billion in the fourth quarter 2017, resulting in a book-to-bill ratio of 1.26. Fourth quarter 2016 bookings were $7.6 billion. Full-year 2017 bookings were $27.7 billion, resulting in a book-to-bill ratio of 1.09. Full-year 2016 bookings were $27.8 billion.

Summary Financial Results

	4th Quarter				%	Twelve Months				%
($ in millions, except per share data)	2017		2016		Change	2017		2016		Change

Bookings	$8,541		$7,582		12.6%	$27,718		$27,809		-0.3%
Net Sales	$6,783		$6,279		8.0%	$25,348		$24,124		5.1%
Income from Continuing Operations before Taxes	$834		$825		1.1%	$3,113		$3,085	[3]	0.9%
Federal and Foreign Income Taxes	$447	[1]	$272	[2]	64.3%	$1,114	[1]	$873	[2]	27.6%
Income from Continuing Operations attributable to Raytheon Company	$393	[1]	$555	[2]	-29.2%	$2,022	[1]	$2,243	[2,3]	-9.9%
EPS from Continuing Operations	$1.35	[1]	$1.87	[2]	-27.8%	$6.94	[1]	$7.55	[2,3]	-8.1%
Operating Cash Flow from Continuing Operations	$1,624		$1,141			$2,747		$2,852
Workdays in Fiscal Reporting Calendar	58		57			248		249
[1] Fourth quarter and twelve months 2017 Federal and Foreign Income Taxes and Income from Continuing Operations attributable to Raytheon Company included: 1) a provisional tax-related expense of approximately $171 million due to the enactment of the Tax Cuts and Jobs Act of 2017, which had an EPS impact of $0.59, and 2) a $25 million unfavorable tax-related impact due to the $1.0 billion discretionary pension plan contribution, which had an EPS impact of $0.09.

[2] Fourth quarter and twelve months 2016 Federal and Foreign Income Taxes and Income from Continuing Operations attributable to Raytheon Company included a $13 million unfavorable tax-related impact due to the $0.5 billion discretionary pension plan contribution, which had an EPS impact of $0.04.

[3] Twelve months 2016 Income from Continuing Operations before Taxes and Income from Continuing Operations attributable to Raytheon Company included the tax-free gain of $158 million for the second quarter 2016 TRS transaction, which had a favorable EPS impact of $0.53.

Backlog at the end of 2017 was $38.2 billion, an increase of approximately $1.5 billion or 4 percent compared to the end of 2016.

Backlog
	Period Ending
($ in millions)	2017	2016
Backlog	$38,210	$36,709
Outlook
The company has provided its financial outlook for 2018. Charts containing additional information on the company’s 2018 outlook are available on the company’s website.

Effective January 1, 2018, the company adopted the new retirement benefit standard, which moves certain components of FAS pension and postretirement benefit expense from operating to non-operating income. The adoption of this standard increases operating income due to the removal of all components of FAS expense other than service cost, and decreases non-operating income by the same amount with no impact to net income. The standard does not impact our CAS expense, which is recorded in the results of each segment. As a result, our FAS/CAS Adjustment will be split into: FAS/CAS Operating Adjustment; and Other Pension Expense within non-operating. The 2017 Actuals - New Standard and the 2018 columns in the Financial Outlook table below reflect the adoption of the standard.

2018 Financial Outlook
	2017 Actual		2018
	As Reported	New Standard[1]	Outlook[1]
Net Sales ($B)	25.3	25.3	26.4 - 26.9
Deferred Revenue Adjustment ($M)[2]	(35)	(35)	(10)
Amortization of Acquired Intangibles ($M)[2]	(125)	(125)	(118)
FAS/CAS Adjustment ($M)	390	n/a	n/a
FAS/CAS Operating Adjustment ($M)	n/a	1,303	1,416
Other Pension Expense, non-operating ($M)	n/a	(913)	(958)
Interest Expense, net ($M)	(184)	(184)	(180) - (185)
Diluted Shares (M)	291	291	287 - 289
Effective Tax Rate[3]	35.8%	35.8%	~19.0%
EPS from Continuing Operations[3]	$6.94	$6.94	$9.55 - $9.75
Operating Cash Flow from Continuing Operations ($B)	2.7	2.7	3.6 - 4.0
n/a = Not Applicable
[1] Effective January 1, 2018, the company adopted the new retirement benefit standard, Accounting Standards Update 2017-07. The 2017 Actuals - New Standard and the 2018 Outlook above reflect this change.

[2] Deferred Revenue Adjustment and Amortization of Acquired Intangibles represent the unfavorable impact of the acquisition accounting adjustments to record acquired deferred revenue at fair value and the amortization of acquired intangible assets for all business segments.

[3] 2017 and 2018 effective tax rate reflect the enactment of the Tax Cuts and Jobs Act of 2017. 2017 was impacted unfavorably by a provisional amount of approximately $171 million, which had an impact to the 2017 rate of 5.5 percent and an EPS impact of $0.59.

Segment Results
The company’s reportable segments are: Integrated Defense Systems (IDS); Intelligence, Information and Services (IIS); Missile Systems (MS); Space and Airborne Systems (SAS); and ForcepointTM.

Integrated Defense Systems
	4th Quarter			Twelve Months
($ in millions)	2017	2016	% Change	2017	2016	% Change
Net Sales	$1,553	$1,460	6%	$5,804	$5,529	5%
Operating Income[1]	$247	$238	4%	$935	$971	NM
Operating Margin[1]	15.9%	16.3%		16.1%	17.6%
[1] Twelve months 2016 operating income and operating margin include the $158 million tax-free gain from the second quarter 2016 ThalesRaytheonSystems (TRS) transaction.
NM = Not Meaningful
Integrated Defense Systems (IDS) had fourth quarter 2017 net sales of $1,553 million, up 6 percent compared to $1,460 million in the fourth quarter 2016. IDS had full-year 2017 net sales of $5,804 million compared to $5,529 million in 2016. The increase in net sales for both the quarter and the full-year was primarily driven by higher net sales on an international early warning radar program.
IDS recorded $247 million of operating income in the fourth quarter 2017 compared to $238 million in the fourth quarter 2016. The increase in operating income for the quarter was primarily driven by higher volume and a favorable change in program mix. IDS recorded $935 million of operating income in 2017 compared to $971 million in 2016. The change in operating income for the full-year was primarily driven by a favorable change in program mix, higher net program efficiencies and higher volume, which was more than offset by the $158 million tax-free gain from the ThalesRaytheonSystems (TRS) transaction in the second quarter 2016.
During the quarter, IDS booked $304 million on an Early Warning Surveillance Radar System (EWSRS) support program for an international customer; $280 million to provide Consolidated Contractor Logistics Support (CCLS) for the Missile Defense Agency (MDA); $264 million to provide advanced Patriot Air and Missile Defense system capabilities for international customers; and $81 million on the Army Navy/Transportable Radar Surveillance-Model 2 (AN/TPY-2) radar sustainment program for the MDA.
Shortly after the quarter close, as previously announced, IDS received a direct commercial contract worth more than $1.5 billion to provide Patriot Air and Missile Defense system capability to a member of the 14-nation Patriot partnership.

Intelligence, Information and Services
	4th Quarter			Twelve Months
($ in millions)	2017	2016	% Change	2017	2016	% Change
Net Sales	$1,572	$1,516	4%	$6,177	$6,169	-
Operating Income	$117	$120	-3%	$455	$467	-3%
Operating Margin	7.4%	7.9%		7.4%	7.6%
Intelligence, Information and Services (IIS) had fourth quarter 2017 net sales of $1,572 million, up 4 percent compared to $1,516 million in the fourth quarter 2016. The increase in net sales for the quarter was primarily driven by higher net sales on a U.S. Air Force program and classified programs. IIS had full-year 2017 net sales of $6,177 million compared to $6,169 million in 2016.
IIS recorded $117 million of operating income in the fourth quarter 2017 compared to $120 million in the fourth quarter 2016. IIS recorded $455 million of operating income in 2017 compared to $467 million in 2016.
During the quarter, IIS booked $244 million on domestic and foreign training programs in support of Warfighter FOCUS activities; $233 million to upgrade the Phalanx® Closed-In Weapon System (CIWS) for the Royal Canadian Navy; $98 million on the Development, Operations and Maintenance (DOMino) Cyber program for the Department of Homeland Security (DHS); $97 million on the Standard Terminal Automation Replacement System (STARS) program for the Federal Aviation Administration (FAA); and $77 million to support the Naval Communication Station, Harold E. Holt facility for Australia. IIS also booked $410 million on a number of classified contracts.

Missile Systems
	4th Quarter			Twelve Months
($ in millions)	2017	2016	% Change	2017	2016	% Change
Net Sales	$2,185	$1,897	15%	$7,787	$7,096	10%
Operating Income	$278	$261	7%	$1,010	$921	10%
Operating Margin	12.7%	13.8%		13.0%	13.0%
Missile Systems (MS) had fourth quarter 2017 net sales of $2,185 million, up 15 percent compared to $1,897 million in the fourth quarter 2016. The increase in net sales for the quarter was primarily driven by higher net sales on the Advanced Medium-Range Air-to-Air Missiles (AMRAAM®), Standard Missile-3 (SM-3®) and Paveway™ programs. MS had full-year 2017 net sales of $7,787 million compared to $7,096 million in 2016. The increase in net sales for the full-year was primarily driven by higher net sales on the Paveway, SM-3 and Standard Missile-2 (SM-2) programs.
MS recorded $278 million of operating income in the fourth quarter 2017 compared to $261 million in the fourth quarter 2016. MS recorded $1,010 million of operating income in 2017 compared to $921 million in 2016. The increase in operating income for both the quarter and the full-year was primarily due to higher volume in 2017.
During the quarter, MS booked $1,132 million for Paveway; $696 million for AMRAAM; $423 million for the Joint Standoff Weapon (JSOW®); $269 million for Tomahawk; $109 million for Phalanx CIWS; $107 million for SM-3; $80 million for the Mobile Range program; and $77 million for Horizontal Technology Integration (HTI) forward-looking infrared kits. MS also booked $310 million on a number of classified contracts.

Space and Airborne Systems
	4th Quarter			Twelve Months
($ in millions)	2017	2016	% Change	2017	2016	% Change
Net Sales	$1,670	$1,600	4%	$6,430	$6,182	4%
Operating Income	$242	$221	10%	$862	$808	7%
Operating Margin	14.5%	13.8%		13.4%	13.1%
Space and Airborne Systems (SAS) had fourth quarter 2017 net sales of $1,670 million, up 4 percent compared to $1,600 million in the fourth quarter 2016. The increase in net sales for the quarter was primarily due to higher net sales on airborne radar programs. SAS had full-year 2017 net sales of $6,430 million compared to $6,182 million in 2016. The increase in net sales for the full-year was primarily due to higher net sales on an electronic warfare systems program and a domestic classified program.
SAS recorded $242 million of operating income in the fourth quarter 2017 compared to $221 million in the fourth quarter 2016. SAS recorded $862 million of operating income in 2017 compared to $808 million in 2016. The change in operating income for the quarter and full-year was primarily driven by higher volume in 2017 and a favorable change in program mix.
During the quarter, SAS booked $411 million on a number of classified contracts.

Forcepoint
	4th Quarter			Twelve Months
($ in millions)	2017	2016	% Change	2017	2016	% Change
Net Sales	$156	$143	9%	$608	$586	4%
Operating Income	$(8)	$21	NM	$33	$90	NM
Operating Margin	(5.1)%	14.7%		5.4%	15.4%
NM = Not Meaningful
Forcepoint had fourth quarter 2017 net sales of $156 million compared to $143 million in the fourth quarter 2016. Forcepoint had full-year 2017 net sales of $608 million compared to $586 million in 2016.
Forcepoint recorded a loss of $8 million in the fourth quarter 2017 compared to operating income of $21 million in the fourth quarter 2016. Forcepoint recorded $33 million of operating income in 2017 compared to $90 million in 2016. The decrease in operating income for both the quarter and the full-year was primarily driven by higher selling and marketing costs.

About Raytheon
Raytheon Company, with 2017 sales of $25 billion and 64,000 employees, is a technology and innovation leader specializing in defense, civil government and cybersecurity solutions. With a history of innovation spanning 96 years, Raytheon provides state-of-the-art electronics, mission systems integration, C5ITM products and services, sensing, effects, and mission support for customers in more than 80 countries. Raytheon is headquartered in Waltham, Massachusetts. Follow us on Twitter.
Conference Call on the Fourth Quarter and Full-Year 2017 Financial Results
Raytheon’s financial results conference call will be held on Thursday, January 25, 2018 at 9 a.m. ET. Participants will include Thomas A. Kennedy, Chairman and CEO; Anthony F. O’Brien, vice president and CFO; and other company executives.
The dial-in number for the conference call will be (877) 280-4958 in the U.S. or (857) 244-7315 outside of the U.S. The conference call will also be audiocast on the Internet at www.raytheon.com/ir. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for printing prior to the call.
Interested parties are encouraged to check the website ahead of time to ensure their computers are configured for the audio stream. Instructions for obtaining the free required downloadable software are posted on the site.
Disclosure Regarding Forward-looking Statements
This release and the attachments contain forward-looking statements, including information regarding the company’s financial outlook, future plans, objectives, business prospects and anticipated financial performance. These forward-looking statements are not statements of historical facts and represent only the company’s current expectations regarding such matters. These statements inherently involve a wide range of known and unknown risks and uncertainties. The company’s actual actions and results could differ materially from what is expressed or implied by these statements. Specific factors that could cause such a difference include, but are not limited to: the company’s dependence on the U.S. government for a significant portion of its business and the risks associated with U.S. government sales, including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration, a government shutdown, or otherwise, uncertain funding of programs, potential termination of contracts and performance under undefinitized contract awards; difficulties in contract performance; the resolution of program terminations; the ability to procure new contracts; the risks of conducting business in foreign countries; the unpredictability of timing of international bookings; the ability to comply with extensive governmental regulation, including export and import requirements such as the International Traffic in Arms Regulations and the Export Administration Regulations, anti-bribery and anti-corruption requirements including the Foreign Corrupt Practices Act, industrial cooperation agreement obligations, and procurement and other regulations; the ability to obtain timely U.S. government approvals for international contracts; changes in government procurement practices; the impact of competition; the ability to develop products and technologies, and the impact of associated investments and costs; the ability to recruit and retain qualified personnel; the impact of potential security and cyber threats, and other disruptions; the risk that actual pension returns, discount rates or other actuarial assumptions, including the long-term return on asset assumption, are significantly different than the company’s current assumptions; the risk of cost overruns, particularly for the company’s fixed-price contracts; dependence on component availability, subcontractor and partner performance and key suppliers; risks of a negative government audit; risks associated with acquisitions, investments, dispositions, joint ventures and other business arrangements; the ability to grow in the government and commercial cybersecurity markets; risks of an impairment of goodwill or other intangible assets; the impact of financial markets and global economic conditions; the use of accounting estimates in the company’s financial statements, including with respect to the provisional impact of the Tax Cuts and Jobs Act of 2017; the outcome of contingencies and litigation matters, including government investigations; the risk of environmental liabilities; and other factors as may be detailed from time to time in the company’s public announcements and Securities and Exchange Commission filings. The company undertakes no obligation to make any revisions to the forward-looking statements contained in this release and the attachments or to update them to reflect events or circumstances occurring after the date of this release, including any acquisitions, dispositions or other business arrangements that may be announced or closed after such date.

# # #

Attachment A
Raytheon Company
Preliminary Statement of Operations Information
Fourth Quarter 2017
(In millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	31-Dec-17	31-Dec-16	31-Dec-17	31-Dec-16

Net sales	$6,783	$6,279	$25,348	$24,124
Operating expenses
Cost of sales	5,171	4,688	19,076	17,965
General and administrative expenses	742	711	2,954	2,864
Total operating expenses	5,913	5,399	22,030	20,829
Operating income	870	880	3,318	3,295
Non-operating (income) expense, net
Interest expense	48	58	205	232
Interest income	(7)	(4)	(21)	(16)
Other (income) expense, net	(5)	1	21	(6)
Total non-operating (income) expense, net	36	55	205	210
Income from continuing operations before taxes	834	825	3,113	3,085
Federal and foreign income taxes	447	272	1,114	873
Income from continuing operations	387	553	1,999	2,212
Income (loss) from discontinued operations, net of tax	—	—	2	1
Net income	387	553	2,001	2,213
Less: Net income (loss) attributable to noncontrolling interests in subsidiaries	(6)	(2)	(23)	(31)
Net income attributable to Raytheon Company	$393	$555	$2,024	$2,244

Basic earnings per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$1.35	$1.88	$6.95	$7.55
Income (loss) from discontinued operations, net of tax	—	—	0.01	—
Net income	1.35	1.88	6.96	7.56

Diluted earnings per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$1.35	$1.87	$6.94	$7.55
Income (loss) from discontinued operations, net of tax	—	—	0.01	—
Net income	1.35	1.88	6.95	7.55

Amounts attributable to Raytheon Company common stockholders:
Income from continuing operations	$393	$555	$2,022	$2,243
Income (loss) from discontinued operations, net of tax	—	—	2	1
Net income	$393	$555	$2,024	$2,244

Average shares outstanding
Basic	289.6	294.2	291.1	296.5
Diluted	290.0	294.5	291.4	296.8

Attachment A - Pro Forma
Raytheon Company
Preliminary Statement of Operations Information
Full-Year 2016, and Quarters within and Full-Year 2017
(In millions)

Effective January 1, 2018, we adopted Accounting Standards Update (ASU) 2017-07, Compensation-Retirement Benefits (Topic 715). The tables below provide additional information with respect to the line items within our statement of operations information impacted by the new standard.

As reported
	Three Months Ended				Twelve Months Ended
	31-Dec-17	1-Oct-17	2-Jul-17	2-Apr-17	31-Dec-17	31-Dec-16

Net sales	$6,783	$6,284	$6,281	$6,000	$25,348	$24,124
Operating expenses
Cost of sales	5,171	4,690	4,685	4,530	19,076	17,965
General and administrative expenses	742	736	747	729	2,954	2,864
Total operating expenses	5,913	5,426	5,432	5,259	22,030	20,829
Operating income	870	858	849	741	3,318	3,295
Non-operating (income) expense, net
Interest expense	48	48	51	58	205	232
Interest income	(7)	(4)	(5)	(5)	(21)	(16)
Other (income) expense, net	(5)	(2)	35	(7)	21	(6)
Total non-operating (income) expense, net	36	42	81	46	205	210
Income from continuing operations before taxes	$834	$816	$768	$695	$3,113	$3,085

Adjustments for ASU 2017-07
	Three Months Ended				Twelve Months Ended
	31-Dec-17	1-Oct-17	2-Jul-17	2-Apr-17	31-Dec-17	31-Dec-16

Net sales	$—	$—	$—	$—	$—	$—
Operating expenses
Cost of sales	(186)	(222)	(164)	(164)	(736)	(458)
General and administrative expenses	(44)	(48)	(42)	(43)	(177)	(143)
Total operating expenses	(230)	(270)	(206)	(207)	(913)	(601)
Operating income	230	270	206	207	913	601
Non-operating (income) expense, net
Other pension expense	230	270	206	207	913	601
Interest expense	—	—	—	—	—	—
Interest income	—	—	—	—	—	—
Other (income) expense, net	—	—	—	—	—	—
Total non-operating (income) expense, net	230	270	206	207	913	601
Income from continuing operations before taxes	$—	$—	$—	$—	$—	$—

Pro Forma
	Three Months Ended				Twelve Months Ended
	31-Dec-17	1-Oct-17	2-Jul-17	2-Apr-17	31-Dec-17	31-Dec-16

Net sales	$6,783	$6,284	$6,281	$6,000	$25,348	$24,124
Operating expenses
Cost of sales	4,985	4,468	4,521	4,366	18,340	17,507
General and administrative expenses	698	688	705	686	2,777	2,721
Total operating expenses	5,683	5,156	5,226	5,052	21,117	20,228
Operating income	1,100	1,128	1,055	948	4,231	3,896
Non-operating (income) expense, net
Other pension expense	230	270	206	207	913	601
Interest expense	48	48	51	58	205	232
Interest income	(7)	(4)	(5)	(5)	(21)	(16)
Other (income) expense, net	(5)	(2)	35	(7)	21	(6)
Total non-operating (income) expense, net	266	312	287	253	1,118	811
Income from continuing operations before taxes	$834	$816	$768	$695	$3,113	$3,085

Attachment B
Raytheon Company
Preliminary Segment Information
Fourth Quarter 2017
(In millions, except percentages)
					Operating Income
	Net Sales		Operating Income		As a Percent of Net Sales
	Three Months Ended		Three Months Ended		Three Months Ended
	31-Dec-17	31-Dec-16	31-Dec-17	31-Dec-16	31-Dec-17	31-Dec-16

Integrated Defense Systems	$1,553	$1,460	$247	$238	15.9%	16.3%
Intelligence, Information and Services	1,572	1,516	117	120	7.4%	7.9%
Missile Systems	2,185	1,897	278	261	12.7%	13.8%
Space and Airborne Systems	1,670	1,600	242	221	14.5%	13.8%
Forcepoint	156	143	(8)	21	(5.1)%	14.7%
Eliminations	(346)	(324)	(35)	(33)
Total business segment	6,790	6,292	841	828	12.4%	13.2%
Acquisition Accounting Adjustments	(7)	(13)	(37)	(43)
FAS/CAS Adjustment	—	—	95	117
Corporate	—	—	(29)	(22)
Total	$6,783	$6,279	$870	$880	12.8%	14.0%

					Operating Income
	Net Sales		Operating Income		As a Percent of Net Sales
	Twelve Months Ended		Twelve Months Ended		Twelve Months Ended
	31-Dec-17	31-Dec-16	31-Dec-17	31-Dec-16	31-Dec-17	31-Dec-16

Integrated Defense Systems	$5,804	$5,529	$935	$971	16.1%	17.6%
Intelligence, Information and Services	6,177	6,169	455	467	7.4%	7.6%
Missile Systems	7,787	7,096	1,010	921	13.0%	13.0%
Space and Airborne Systems	6,430	6,182	862	808	13.4%	13.1%
Forcepoint	608	586	33	90	5.4%	15.4%
Eliminations	(1,423)	(1,361)	(148)	(142)
Total business segment	25,383	24,201	3,147	3,115	12.4%	12.9%
Acquisition Accounting Adjustments	(35)	(77)	(160)	(198)
FAS/CAS Adjustment	—	—	390	435
Corporate	—	—	(59)	(57)
Total	$25,348	$24,124	$3,318	$3,295	13.1%	13.7%

Attachment B - Pro Forma
Raytheon Company
Preliminary Segment Information
Full-Year 2016, and Quarters within and Full-Year 2017
(In millions, except percentages)

Effective January 1, 2018, we adopted Accounting Standards Update (ASU) 2017-07, Compensation-Retirement Benefits (Topic 715). The tables below provide additional information with respect to the line items within our segment information impacted by the new standard.

	Three Months Ended				Twelve Months Ended
	31-Dec-17	1-Oct-17	2-Jul-17	2-Apr-17	31-Dec-17	31-Dec-16

Total net sales	$6,783	$6,284	$6,281	$6,000	$25,348	$24,124

As reported
	Operating Income
	Three Months Ended				Twelve Months Ended
	31-Dec-17	1-Oct-17	2-Jul-17	2-Apr-17	31-Dec-17	31-Dec-16

Total business segment	$841	$819	$779	$708	$3,147	$3,115
Acquisition Accounting Adjustments	(37)	(39)	(42)	(42)	(160)	(198)
FAS/CAS Adjustment	95	78	109	108	390	435
Corporate	(29)	—	3	(33)	(59)	(57)
Total	$870	$858	$849	$741	$3,318	$3,295

Total operating income as a percentage of net sales	12.8%	13.7%	13.5%	12.4%	13.1%	13.7%

Adjustments for ASU 2017-07
	Operating Income
	Three Months Ended				Twelve Months Ended
	31-Dec-17	1-Oct-17	2-Jul-17	2-Apr-17	31-Dec-17	31-Dec-16

Total business segment	$—	$—	$—	$—	$—	$—
Acquisition Accounting Adjustments	—	—	—	—	—	—
FAS/CAS Adjustment	230	270	206	207	913	601
Corporate	—	—	—	—	—	—
Total	$230	$270	$206	$207	$913	$601

Pro Forma
	Operating Income
	Three Months Ended				Twelve Months Ended
	31-Dec-17	1-Oct-17	2-Jul-17	2-Apr-17	31-Dec-17	31-Dec-16

Total business segment	$841	$819	$779	$708	$3,147	$3,115
Acquisition Accounting Adjustments	(37)	(39)	(42)	(42)	(160)	(198)
FAS/CAS Operating Adjustment	325	348	315	315	1,303	1,036
Corporate	(29)	—	3	(33)	(59)	(57)
Total	$1,100	$1,128	$1,055	$948	$4,231	$3,896

Total operating income as a percentage of net sales	16.2%	18.0%	16.8%	15.8%	16.7%	16.1%

Attachment C
Raytheon Company
Other Preliminary Information
Fourth Quarter 2017
(In millions)

Backlog			31-Dec-17	31-Dec-16

Integrated Defense Systems			$9,186	$10,159
Intelligence, Information and Services			6,503	5,662
Missile Systems			13,426	11,568
Space and Airborne Systems			8,611	8,834
Forcepoint			484	486
Total backlog			$38,210	$36,709

	Three Months Ended		Twelve Months Ended
Bookings	31-Dec-17	31-Dec-16	31-Dec-17	31-Dec-16

Total bookings	$8,541	$7,582	$27,718	$27,809

	Three Months Ended		Twelve Months Ended
General and Administrative Expenses	31-Dec-17	31-Dec-16	31-Dec-17	31-Dec-16

Administrative and selling expenses	$566	$515	$2,220	$2,109
Research and development expenses	176	196	734	755
Total general and administrative expenses	$742	$711	$2,954	$2,864

Cash, Cash Equivalents and Restricted Cash			31-Dec-17	31-Dec-16

Cash and cash equivalents			$3,103	$3,303
Restricted cash			12	—
Total cash, cash equivalents and restricted cash shown in Attachment E			$3,115	$3,303

Attachment D
Raytheon Company
Preliminary Balance Sheet Information
Fourth Quarter 2017
(In millions)

	31-Dec-17	31-Dec-16

Assets
Current assets
Cash and cash equivalents	$3,103	$3,303
Short-term investments	297	100
Receivables, net	1,324	1,163
Contract assets	5,247	5,041
Inventories	594	608
Prepaid expenses and other current assets	761	670
Total current assets	11,326	10,885

Property, plant and equipment, net	2,439	2,166
Goodwill	14,871	14,788
Other assets, net	2,224	2,399
Total assets	$30,860	$30,238

Liabilities, Redeemable Noncontrolling Interest and Equity
Current liabilities
Commercial paper	$300	$—
Contract liabilities	2,927	2,646
Accounts payable	1,519	1,520
Accrued employee compensation	1,342	1,234
Other current liabilities	1,260	1,139
Total current liabilities	7,348	6,539

Accrued retiree benefits and other long-term liabilities	8,287	7,758
Long-term debt	4,750	5,335

Redeemable noncontrolling interest	512	449

Equity
Raytheon Company stockholders’ equity
Common stock	3	3
Additional paid-in capital	—	—
Accumulated other comprehensive loss	(7,935)	(7,411)
Retained earnings	17,895	17,565
Total Raytheon Company stockholders’ equity	9,963	10,157
Noncontrolling interests in subsidiaries	—	—
Total equity	9,963	10,157
Total liabilities, redeemable noncontrolling interest and equity	$30,860	$30,238

Attachment E
Raytheon Company
Preliminary Cash Flow Information
Fourth Quarter 2017
(In millions)
	Twelve Months Ended
	31-Dec-17	31-Dec-16

Cash flows from operating activities
Net income	$2,001	$2,213
(Income) loss from discontinued operations, net of tax	(2)	(1)
Income from continuing operations	1,999	2,212
Adjustments to reconcile to net cash provided by (used in) operating activities from continuing operations, net of the effect of acquisitions and divestitures
Depreciation and amortization	550	515
Stock-based compensation	173	151
Gain on sale of equity method investment	—	(158)
Loss on repayment of long-term debt	39	—
Deferred income taxes	252	133
Changes in assets and liabilities
Receivables, net	(157)	18
Contract assets and contract liabilities	88	(645)
Inventories	14	(10)
Prepaid expenses and other current assets	204	205
Income taxes receivable/payable	(193)	(185)
Accounts payable	(94)	152
Accrued employee compensation	111	77
Other current liabilities	106	(41)
Accrued retiree benefits	(250)	419
Other, net	(95)	9
Net cash provided by (used in) operating activities from continuing operations	2,747	2,852
Net cash provided by (used in) operating activities from discontinued operations	(2)	—
Net cash provided by (used in) operating activities	2,745	2,852
Cash flows from investing activities
Additions to property, plant and equipment	(543)	(561)
Proceeds from sales of property, plant and equipment	46	34
Additions to capitalized internal use software	(68)	(64)
Purchases of short-term investments	(696)	(472)
Maturities of short-term investments	517	1,184
Payments for purchases of acquired companies, net of cash received	(93)	(57)
Other	20	(11)
Net cash provided by (used in) investing activities	(817)	53
Cash flows from financing activities
Dividends paid	(910)	(850)
Net borrowings (payments) on commercial paper	300	—
Repayments of long-term debt	(591)	—
Loss on repayment of long-term debt	(38)	—
Repurchases of common stock under share repurchase programs	(800)	(900)
Repurchases of common stock to satisfy tax withholding obligations	(85)	(96)
Acquisition of noncontrolling interest in RCCS LLC	—	(90)
Contribution from noncontrolling interests in Forcepoint	8	11
Other	—	(5)
Net cash provided by (used in) financing activities	(2,116)	(1,930)
Net increase (decrease) in cash, cash equivalents and restricted cash	(188)	975
Cash, cash equivalents and restricted cash at beginning of the year	3,303	2,328
Cash, cash equivalents and restricted cash at end of period	$3,115	$3,303

Attachment F
Raytheon Company
Supplemental EPS Information
Fourth Quarter 2017
(In millions, except per share amounts)

		Three Months Ended		Twelve Months Ended
		31-Dec-17	31-Dec-16	31-Dec-17	31-Dec-16

Per share impact of the enactment of the Tax Cuts and Jobs Act of 2017 (A)		$0.59	$—	$0.59	$—
Per share impact of discretionary pension contributions (B)		0.09	0.04	0.09	0.04
Per share impact of early debt retirement (C)		—	—	0.09	—
Per share impact of TRS transaction (D)		—	—	—	0.53

(A)	Tax impact of the enactment of the Tax Cuts and Jobs Act of 2017	$171	$—	$171	$—
	Diluted shares	290.0	—	291.4	—
	Per share impact	$0.59	$—	$0.59	$—

(B)	Tax impact of discretionary pension contribution	$25	$13	$25	$13
	Diluted shares	290.0	294.5	291.4	296.8
	Per share impact	$0.09	$0.04	$0.09	$0.04

(C)	Early debt retirement	$—	$—	$39	$—
	Tax effect (at 35% statutory rate)	—	—	(14)	—
	After-tax impact	—	—	25	—
	Diluted shares	—	—	291.4	—
	Per share impact	$—	$—	$0.09	$—

(D)	TRS transaction	$—	$—	$—	$158
	Diluted shares	—	—	—	296.8
	Per share impact	$—	$—	$—	$0.53